Exhibit 99.1

Best Buy Announces Chief Financial Officer Transition
Matt Bilunas to step down on July 31 after 20 years with the company, including seven as CFO
Company is conducting an external search for a successor to partner with incoming CEO Jason Bonfig
MINNEAPOLIS, June 22, 2026 – Best Buy Co., Inc. (NYSE: BBY) today announced that Matt Bilunas will step down as Chief Financial Officer and depart the company at the end of July.
Best Buy has engaged an external search firm for its next chief financial officer and expects to name a successor with previous CFO experience. Current CEO Corie Barry, who previously served as CFO, will provide financial oversight during the transition if needed.
"I am truly honored to have been part of this great company and grateful to those who have made a lasting impact on my life and career. I am proud of what we have accomplished together, and even more proud of the people and teams I have had the privilege to work alongside,” said Bilunas. “Best Buy is well positioned for the future, and I have tremendous confidence in Jason and the next generation of leaders who will continue to build on the momentum we’ve created.”
Bilunas served as CFO for the last seven years, working hand in hand with Barry and Bonfig to navigate a range of challenging environments to help generate the momentum driving Best Buy and its business today.
"We wouldn't be where we are today, or have such confidence in the future ahead of us, without Matt,” said Bonfig. “He helped build Best Buy in invaluable ways, and I'm genuinely grateful for everything he has contributed and everything I've learned from him over the years.”
“The past seven years have been exciting, challenging, unpredictable and meaningful, and I truly believe we wouldn't have navigated them as well as we did if it weren't for Matt,” said Barry. “His impact on this company will last for years to come; not only because of his financial leadership, but because of the way he has developed talent and helped shape our strategy. His impact on me personally will last a lifetime.”
Bilunas joined Best Buy in July 2006 as a Territory Finance Director. During his tenure, he held numerous finance roles across the company, including Senior Vice President of Enterprise Finance, before assuming the CFO role in 2019. Most recently, Bilunas was responsible for finance, enterprise strategy, procurement, financial services, real estate and omnichannel operations.
Bonfig will become the company’s sixth CEO when he officially takes over the role on November 1, 2026. He recently unveiled the four priorities Best Buy will focus on to grow the business: Advancing Best Buy as a Retail, Media and Advertising, and Technology company; Expanding and growing our reach; Elevating the Best Buy experience; and being a human-powered, customer-focused company.
About Best Buy
Best Buy (NYSE: BBY) is the world's largest specialty consumer electronics retailer. Our purpose is to enrich lives through technology, which we do by providing our customers a unique mix of advice, products and services in our stores, online, and in homes. Our expert associates advise customers on our curated assortment of the latest, name-brand technology, while our highly trained services teams help with designs, consultations, delivery, installation, tech support and repair. We are a leader in corporate responsibility and sustainability issues, including through the Best Buy Foundation's nationwide Best Buy Teen Tech Center® network and the significant role we play in the circular economy through repair, trade-in and recycling programs. We generated $41.7 billion of revenue in fiscal 2026, operate more than 1,000 retail stores in North America, and have more than 80,000 employees. For more information, visit corporate.bestbuy.com and investors.bestbuy.com.
Forward-Looking and Cautionary Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "appear," "approximate," "assume," "believe," "continue," "could," "estimate," "expect," "foresee," "guidance," "intend," "may," "might," "outlook," "plan,"

"possible," "project" "seek," "should," "would," and other words and terms of similar meaning or the negatives thereof. Such statements reflect our current views and estimates with respect to the Company’s positioning and our ability to create meaningful growth for the company and its shareholders and our opportunities. These statements involve a number of judgments and are subject to certain risks and uncertainties, many of which are outside the control of the Company, that could cause actual results to differ materially from the potential results discussed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our most recent Annual Report on Form 10-K, and any updated information in subsequent Quarterly Reports on Form 10-Q, for a description of important factors that could cause our actual results to differ materially from those contemplated by the forward-looking statements made in this release. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: macroeconomic pressures in the markets in which we operate (including but not limited to real GDP growth, inflation, recession, consumer confidence, employment levels, effects of the government closures, cost of living, uncertainty over the availability of government benefits, tax rates, availability of consumer financing, interest rates, housing market conditions, foreign currency exchange rates, the price of oil, gas and other commodities and other macroeconomic trends); geopolitical pressures (including issues related to trade policies, tariff increases and/or volatility and geopolitical instability); catastrophic events, health crises and pandemics; susceptibility of the products we sell to technological advancements, product life cycle fluctuations and changes in consumer preferences; competition (including from multi-channel retailers, e-commerce business, technology service providers, traditional store-based retailers, vendors and mobile network carriers, in the provision of delivery speed and options and with the strategic use of artificial intelligence); our ability to attract and retain qualified employees and changes in market compensation rates; our focus on services as a strategic priority; our reliance on key vendors and mobile network carriers (including product availability); our ability to maintain positive brand perception and recognition; our ability to effectively identify, manage and execute enterprise-wide strategies, such as strategic ventures, alliances or acquisitions;  our ability to effectively manage our infrastructure, real estate portfolio and market segmentation strategy; interruptions and other factors affecting our supply chain (impacting our stores or other aspects of our operations); our utilization of third-party vendors for certain aspects of our operations; risks associated with the products we sell, including those products sold on our Marketplace platforms and products under our exclusive brand labels; our reliance on our information technology systems, internet and telecommunications access and capabilities; our ability to prevent or effectively respond to a cyber-attack, privacy or security breach; and statutory, regulatory and legal developments (including statutes and/or regulations related to tax or privacy). We caution that the foregoing list of important factors is not complete. Any forward-looking statements speak only as of the date they are made and we assume no obligation to update any forward-looking statement that we may make.

Investor Contact:
Mollie O'Brien
mollie.obrien@bestbuy.com

Media Contact:
Carly Charlson
carly.charlson@bestbuy.com